Exhibit 99.1

Titan Machinery Inc. Prices Upsized Follow-on Offering of Common Stock

West Fargo, N.D. — May 6, 2011—Titan Machinery Inc. (NASDAQ: TITN), a leading network of full service agriculture and construction equipment stores, announced today that its previously-announced offering of common stock has been priced at $28.75 per share.  The Company is offering 2,400,000 shares of common stock in the offering.  The offering was increased from the previously-announced amount of 2,000,000 shares.  In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 360,000 shares of common stock at the offering price to cover over-allotments, if any.  The Company intends to use the net proceeds from the offering for general and administrative expenses and the acquisition of, or investment in, properties, companies, or assets that complement its business.

Craig-Hallum Capital Group and Robert W. Baird & Co. are acting as joint book-running managers for the offering, with Stephens Inc. and Feltl and Company acting as co-managers.  This offering is being made solely by means of a prospectus.  Copies of the final prospectus of the offering may be obtained from Craig-Hallum Capital Group at 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, (612) 334-6300, or from Robert W. Baird & Co. Incorporated at 777 E. Wisconsin Avenue, Milwaukee, WI 53202, Attention: Syndicate Department, (800) 792-2413, syndicate@rwbaird.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on January 21, 2011.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Titan Machinery Inc.

Titan Machinery Inc., founded in 1980 and headquartered in West Fargo, North Dakota, is a multi-unit business with mature locations and newly acquired locations. The Company owns and operates a network of full-service agricultural and construction equipment stores in the United States. Upon closing of the previously announced acquisitions of the St. Joseph’s construction equipment dealerships and Carlson Tractor and Equipment dealerships, the Titan Machinery network will consist of 87 dealerships in North Dakota, South Dakota, Iowa, Minnesota, Montana, Nebraska, Wisconsin and Wyoming, including two outlet stores, representing one or more of the CNH Brands (NYSE: CNH), a majority-owned subsidiary of Fiat Industrial (Milan: FI.MI), including Case IH, New Holland Agriculture, Case Construction, New Holland Construction, Kobelco and CNH Capital. Additional information about Titan Machinery Inc. can be found at www.titanmachinery.com.

Forward-Looking Information

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Titan Machinery’s expectations regarding the use of proceeds of the public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results and the timing of events may vary materially from those expressed or implied by such forward-looking statements due to various important factors, including, without limitation, risks and uncertainties related to Titan Machinery’s business and the satisfaction of the conditions of the closing of the public offering.

More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Source: Titan Machinery Inc.

ICR, Inc.
John Mills
Senior Managing Director
310-954-1105
jmills@icrinc.com